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Exhibit 23.1

Consent of KPMG LLP

The Board of Directors
NeoPharm, Inc.:

        We consent to the use of our report dated March 11, 2003, with respect to the balance sheet of NeoPharm, Inc. as of December 31, 2002, and the related statements of operations, stockholders' equity and cash flows for the year ended December 31, 2002, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

Chicago, Illinois
November 17, 2003

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Consent of KPMG LLP